SANZ Receives Record $25 Million in New Orders
During Third Quarter

Englewood, Colorado-October 5, 2004. SANZ (OTCBB: SANZ), a data storage consulting and integration firm, announced today that it received a record level of $25 million of new orders for its products and services in the quarter ending September 30, 2004. This performance significantly exceeds the Company’s prior record new order bookings total of $19 million recorded in its December 2003 quarter. On a preliminary basis, the Company estimates that revenue for its third quarter will be in the range of $17.5 million to $18 million, also a record. The balance of the new orders will generate revenue to be recognized over subsequent quarters.

John Jenkins, CEO said, “This was truly an exceptional performance by our people, not only in magnitude, but in the mix of the business received. In this quarter, we added important new clients such as the U.S. Senate, Panasonic and Lightsurf, and we continued strong legacy client relationships with Southwestern Bell, Amerada Hess, DigitalGlobe, Bechtel Bettis, Bingham McCutchen, DoD Health Affairs, U.S. Army, and Defense Logistics Agency. We increased our total professional services backlog by more than $1.5 million, and we recorded EarthWhere™ software sales of more than $200,000.”

Jenkins added, “This record level of new business is the direct result of a continued aggressive focus on delivering superior solutions to our client base. We continue to increase our market share by building a reputation for delivering outstanding performance.”

About SANZ

SANZ is a nationwide data storage consulting and system integration firm focused exclusively on the design, deployment and support of intelligent data management. By utilizing a unique StorTrustTM Process, SANZ is able to deliver solutions that enable data driven corporations and government agencies to maximize the value of their IT investments and secure their business-critical environments. SANZ’s EarthWhereTM software product is a spatial data provisioning application that manages, processes and delivers customized spatial imagery. SANZ is a subsidiary of SAN Holdings.

For additional information about SANZ, contact Marie Gordon, SANZ Director of Marketing, 610-350-0303 or mgordon@sanz.com. Learn more about the company at www.sanz.com.

For investor relations information, contact Ronald Both of Liolios Group Inc., 949/574-3860 or ron@liolios.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to numerous risks and uncertainties. The company intends that all forward-looking statements be subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other applicable federal securities laws. Any such forward-looking statements, which speak only as of the date made, represent management’s best judgment as to what may occur in the future. However, forward-looking statements are subject to known and unknown risks, uncertainties and important factors beyond the control of the company that could cause actual results, performance, achievements or and events to differ materially from historical results of operations and events and those presently anticipated or projected. Factors that may cause such differences include, but are not limited to: the rate of growth in the market for data storage products generally and for the types of products we sell in particular; the continued and future acceptance of the products we sell; the presence of competitors with greater technical, marketing and financial resources; our ability to promptly and effectively respond to technological change to meet evolving customer needs; our ability to successfully expand our operations; changes in prevailing interest rates; and our success at integrating with our own operations the operations and management of any business we acquire. Additional factors are discussed in the company’s Form 10-KSB for the year ended Dec. 31, 2003 and its other reports filed with the Securities and Exchange Commission, to which reference should be made.